ACCOUNTANTS' CONSENT



The Board of Directors
Buckhead America Corporation:


     We consent to the incorporation by reference in the Regigistration Statement (No. 33-97046) on Form S-8 and Registration Statement (No. 333-05313) on Form S-3 of Buckhead America Corporation of our report dated August 29, 1996, with respect to the financial statements of The Lodge Keeper Group, Inc., included in Buckhead America Corporation Form 8-K/A (Amendment No. 1) dated May 8, 1997, filed with the Securities and Exchange Commission.



                                               ERNST & YOUNG LLP




Atlanta, Georgia
July 22, 1997